EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Valley Forge Funds
File Number: 811-58431
Registrant CIK Number: 0000889519


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


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Series 1 SEC Identifier S000002560 Balanced Index
Class 1 SEC Identifier C000007054
Class 2 SEC Identifier C000007055
Class 3 SEC Identifier C000007056

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $31,666
2. Dividends for a second class of open-end company shares                                                         $194,691
3. Dividends for a third class of open-end company shares                                                           $87,902


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.288
        2. Dividends from a second class of open-end company shares                                                 $0.309
        3. Dividends from a third class of open-end company shares                                                  $0.309


Item 74

U)      1. Number of shares outstanding                                                                             109,789
        2. Number of shares outstanding for a second class of shares of open-end company shares                     641,744
        3. Number of shares outstanding for a third class of shares of open-end company shares                      288,164


V)      1. Net asset value per share (to the nearest cent)                                                          32.77
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                32.77
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 32.77

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